UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 2, 2008 (September 26, 2008)

CHINA BIOLOGIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52807	75-2308816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 14 East Hushan Road,
Taian City, Shandong 271000
People's Republic of China
(Address of Principal Executive Offices)

(+86) 538 -620-2306
Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 26, 2008, Logic Express Limited ("Logic Express"), a BVI subsidiary of China Biologic Products, Inc. (the "Company"), entered into an Equity Transfer Agreement (the "Equity Transfer Agreement") with Fan Shaowen, Chen Aimin, Chen Aiguo and Yang Gang (collectively the "Transferors") for the purchase of a total of a 90% equity interest in Chongqing Dalin Biologic Technologies Co., Ltd. ("Dalin"), a PRC limited liabilities company, for a price of RMB 194,400,000. An English translation of the Equity Transfer Agreement is attached hereto as Exhibit 10.1 and is incorporated herein.

Pursuant to the Equity Transfer Agreement, each of the Transferors have agreed to transfer to Logic Express their equity interest in Dalin, i.e. 41% equity interest held by Fan Shaowen, 19% by Chen Aimin, 15% by Chen Aiguo and 15% by Yang Gang. The RMB194,400,000 purchase price for the equity interests is subject to possible adjustment upon the conclusion of financial and legal due diligence investigations on Dalin and its subsidiary Qianfeng Biological Products Co. Ltd ("Qianfeng"), to be completed within 30 days of the execution of the Equity Transfer Agreement. If the due diligence review finds a difference between the amount of reported and actual total net assets of Dalin and Qianfeng as of June 30, of more than RMB10,000,000, then the purchase price will be increased by this amount.

Logic Express is obligated to make payments to the Transferors pursuant to the following schedule: (i) an initial installment of RMB13,810,000 is payable within 5 working days of the execution of the Equity Transfer Agreement; (ii) a second installment of RMB 83,390,000 is payable within 10 working days of the completion of due diligence period, which will amount to an aggregate of 50% of the purchase price; (iii) a third installment in the amount of RMB 77,760,000 (i.e. 40% of the total price) is payable within 10 working days after the Transferors complete the registration of the equity transfer with relevant PRC regulatory authorities (the "Registration"), which is required to occur within 30 days of the second installment; and (iv) the final installment in the amount of RMB19,440,000 (i.e. 10% of the total price) is payable within 10 working days following the one year anniversary of the Registration.

Logic Express may terminate this Equity Transfer Agreement without any liability if it discovers during the legal due diligence any previously undisclosed material issues concerning the effectiveness of any of the Transferors’ direct interests in Dalin or indirect interests in Qianfeng that could affect Logic Express’ prospective ownership of Dalin or Qianfeng. In addition, any party in breach of the Equity Tranfer Agreement will be obligated pay the non-breaching party 10% of the transfer price as liquidated damages and to compensate the non-breaching party for any portion of its losses that has not been covered by the liquidated damages.

On October 2, 2008, the Company issued the press release attached hereto as Exhibit 99.1 regarding the transaction described in this report.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Equity Transfer Agreement or the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the Equity Transfer Agreement attached hereto as Exhibit 10.1.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Equity Transfer Agreement between Logic Express Limited, Dalin and certain shareholders of Dalin, dated September 26, 2008

99.1	Press Release, dated October 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BIOLOGIC PRODUCTS, INC.

Date: October 2, 2008	/s/ Chao Ming Zhao
Chao Ming Zhao
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Equity Transfer Agreement between Logic Express Limited, Dalin and certain shareholders of Dalin, dated September 26, 2008

99.1	Press Release, dated October 2, 2008